SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13
or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2003

Triple-S Management Corporation

(Exact name of registrant as specified in this charter)

Puerto Rico	000-49762	66-0555678

(State or other jurisdiction of Identification No.)	(Commission File No.)	(IRS Employer incorporation)

1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico	00920

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 749-4949

ITEM 5. OTHER EVENTS

     On April 4, 2003 Triple-S Management Corporation (“TSM”) notified its shareholders that the continuation of Special Meeting of the Shareholders commenced October 13, 2002 and continued and adjourned to be continued at a later date on February 23, 2003, to implement the proposals to amend TSM’s capital structure approved by its shareholders’ in an Annual Shareholder Meeting held in April 2001 will be continued on April 26, 2003 at 1:00pm. A copy of the Notice of the Continuance of the Meeting is attached hereto as Exhibit 99.1 to this Current Report.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits

99.1	Notice of the Continuance of the Meeting.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION

By: /s/ Ramón Ruiz Comas

Ramón Ruiz Comas President & CEO
Date: April 4, 2003

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